THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF AUGUST 2, 2006 (AS AMENDED BY THE FIRST AMENDMENT THERETO DATED AUGUST 23, 2007 AND THE SECOND AMENDMENT THERETO DATED AS OF SEPTEMBER 23, 2008, THE "SUBORDINATION AGREEMENT") AMONG LAMINAR DIRECT CAPITAL, L.L.C. (AS SUCCESSOR TO LAMINAR DIRECT CAPITAL L.P.), PAC-VAN, INC. (THE "COMPANY") AND LASALLE BANK NATIONAL ASSOCIATION (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, THE "SENIOR AGENT"), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE COMPANY PURSUANT TO THAT CERTAIN AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF AUGUST 23, 2007 AMONG THE COMPANY, THE SENIOR AGENT AND THE SENIOR LENDERS FROM TIME TO TIME PARTY THERETO (THE "LOAN AGREEMENT"), AND THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE LOAN AGREEMENT) AS SUCH LOAN AGREEMENT AND OTHER LOAN DOCUMENTS MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS THEREUNDER AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement") dated as of October 1, 2008 is by and among GFN NORTH AMERICA CORP., a Delaware corporation (the "Debtor") and LAMINAR DIRECT CAPITAL, L.L.C., as collateral agent (in such capacity, the "Agent") for the for the lenders (collectively, the "Lenders" and each individually, a "Lender") from time to time party to the Investment Agreement described below.

RECITALS

A. The Lenders have made certain financial accommodations to Pac-Van, Inc., an Indiana corporation (the "Borrower"), pursuant to that certain Investment Agreement made and entered into as of August 2, 2006, among the Borrower (as successor in interest to PVI Acquisition Corporation, an Indiana corporation), Mobile Office Acquisition Corp., a Delaware corporation ("MOAC"), the Lenders from time to time party thereto and the Agent (as successor to Laminar Direct Capital L.P.) (as amended by the First Amendment to Investment Agreement and Waiver dated as of August 23, 2007 and the Second Amendment to Investment Agreement dated as of September 23, 2008, the "Original Investment Agreement"), and as evidenced by the Notes.

B. Pursuant to the Parent Merger Agreement, MOAC has agreed to consummate a merger (the "Parent Merger") with the Assignor in which the Assignor will be the surviving corporation and as a result of which the Assignor shall (i) assume all of the obligations and liabilities of MOAC, including becoming a party to and assuming all of the obligations of MOAC under the Loan Documents and (ii) acquire all of the assets of MOAC, including all of the issued and outstanding Capital Stock of the Borrower.

C. In connection with the transactions contemplated by the Parent Merger Agreement, (i) the parties to the Original Investment Agreement have agreed to amend and restate the Original Investment Agreement in the form of that certain Amended and Restated Investment Agreement dated as of the date hereof by and among the Borrower, the Guarantor, the Lenders from time to time party thereto and the Agent (as from time to time amended, modified, extended, renewed, refinanced, or restated, the "Investment Agreement") and (ii) the Lenders have required the Assignor to amend and restate that certain Continuing Unconditional Guaranty dated as of August 2, 2006 (which was given by MOAC in favor of the Agent, for the ratable benefit of the Lenders, connection with the closing of the Original Investment Agreement) in the form of that certain Amended and Restated Continuing Unconditional Guaranty dated as of the date hereof (as from time to time amended, modified, extended, renewed, refinanced, or restated, the "Subdebt Parent Guaranty").

E. In connection with the transactions contemplated by the Parent Merger Agreement, and as a condition to the Agent's and the Lenders' consent to the Parent Merger, entering into the Investment Agreement and continued extension and continuation of credit by the Lenders to the Borrower under the Investment Agreement and the Notes, the Lenders require that the Debtor shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Lenders to secure the performance of the Debtor under the Subdebt Parent Guaranty and of the Borrower under the Investment Agreement and the Notes;
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NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a)
Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Investment Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York except as such terms may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply (as hereinafter defined) (the "UCC") on the date hereof are used herein as so defined: Accessions, Account Debtor, Accounts, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claims, Commingled Goods, Consumer Goods, Control, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Financial Assets, Fixtures, General Intangibles, Goods, Health-care-insurance Receivable, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Manufactured Homes, Payment Intangible, Proceeds, Promissory Note, Securities Account, Securities Intermediary, Security, Security Entitlement, Software, Standing Timber, Supporting Obligation, Tangible Chattel Paper and Uncertificated Security.

(b)	In addition, the following terms shall have the following meanings:

"Collateral" has the meaning set forth in Section 2 hereof.

"Lender" has the meaning set forth in the Preamble hereof.

"Secured Obligations" means, without duplication, (i) all of the Subdebt Obligations and (ii) all costs and expenses incurred in connection with enforcement and collection of the Subdebt Obligations, including reasonable attorneys’ fees.

2.
Grant of Security Interest in the Collateral. To secure the prompt and full payment and complete performance of all Secured Obligations of Debtor to the Lenders, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby grants, pledges and assigns to the Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against, any and all right, title and interest of the Debtor in and to the following described property of the Debtor (collectively, the "Collateral"):

(a) All property of, or for the account of, the Debtor now or hereafter coming into the possession, Control or custody of, or in transit to, the Lenders or any agent or bailee for the Lenders or any parent, affiliate or subsidiary of the Lenders or any participant with the Lenders in the Loan (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(b) The additional property of the Debtor, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions for, and replacements, products and proceeds therefrom, and all of the Debtor's books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of the Debtor's right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(i) All Accounts and all Goods whose sale lease or other disposition by the Debtor has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Debtor, or rejected or refused by an Account Debtor;

(ii) All Inventory, including, without limitation, raw materials, work-in-process and finished goods;

(iii) All Goods, including, without limitation, embedded software, Equipment, vehicles, furniture and Fixtures

(iv) All Software and computer programs;

(v) All Securities, Investment Property, Financial Assets and Deposit Accounts;

(vi) All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-care-insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles (including, without limitation, patents, trademarks, copyrights, applications therefore and licenses thereof, and Payment Intangibles);

(vii) All Commercial Tort Claims described on Schedule 1 hereto.

(viii) All insurance policies and proceeds insuring the foregoing property or any part thereof, including unearned premiums; and

(ix) To the extent not otherwise included, all Accessions and Proceeds of any and all of the foregoing.

Debtor and the Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any copyrights, copyright licenses, patents, patent licenses, trademarks or trademark licenses (or any applications therefore).

3. General Representations and Covenants. In each case subject to the provisions of the Intercreditor Agreement, Debtor represents, warrants and covenants as follows:

(a) (i) Debtor is, or as to Collateral arising or to be acquired after the date hereof, shall be, the sole owner of the Collateral free from any and all Liens, security interests, encumbrances claims and interests (other than Liens permitted by the Investment Agreement); and (ii) no security agreement financing statement, equivalent security or lien instrument or continuation statement covering any of the Collateral is on file or of record in any public office (other than in respect of the Liens permitted under the Investment Agreement).

(b) Debtor shall not create, permit or suffer to exist, and shall take such action as is necessary to remove, any claim to or interest in or Lien or encumbrance upon the Collateral (other than Liens permitted under the Investment Agreement) and shall defend the right, title and interest of the Agent and Lenders in and to the Collateral against all claims and demands of all persons and entities at any time claiming the same or any interest therein.

(c) Debtor is a corporation organized and existing under the laws of the State of Indiana. Debtor's principal place of business and chief executive office is located at the address set forth on Schedule 2 attached hereto ("Executive Office"). Debtor has no other place of business, except as shown in Schedule 2 attached to, and made a part of this Agreement. Debtor shall not change its Executive Office or do business at a location not shown on Schedule 2 without Agent's prior written consent. Debtor's records concerning the Accounts, Chattel Paper, General Intangibles, Payment Intangibles, Inventory and other Collateral shall be maintained at the Debtor's Executive Office.

(d) At least thirty (30) days prior to the occurrence of any of the following events, Debtor shall deliver to Agent written notice of such impending events: (i) a change in Debtor's Executive Office or place of business; (ii) the opening or closing of any other place of business; or (iii) a change in Debtor's name, identity or corporate structure.

(e) Subject to any limitation stated therein or in connection therewith, all information furnished by Debtor concerning the Collateral or otherwise in connection with the Secured Obligations, is or shall be at the time the same is furnished, accurate, correct and complete in all material respects.

(f) The Collateral is and shall be used primarily for business purposes.

(g) None of the Collateral consists of, or is the Accessions or the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes, or timber to be cut.

(h) Schedule 1 hereto sets forth each Commercial Tort Claim by or in favor of the Debtor. Debtor shall (i) promptly notify the Administrative Agent in writing of the initiation of any Commercial Tort Claim by or in favor of the Debtor, and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as the Agent may reasonably deem necessary or appropriate, or as are required by law, to create, perfect and maintain the Agent’s security interest in any Commercial Tort Claim.

(i) This Agreement creates a valid security interest in favor of the Agent, for the benefit of the Lenders, in the Collateral of the Debtor and, when properly perfected by filing, shall constitute a valid perfected security interest in such Collateral, to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Liens permitted under the Investment Agreement.

(j) If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document, Debtor shall (i) ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of Debtor at all times or, if requested by the Agent, is promptly delivered to the Agent, duly endorsed in a manner satisfactory to the Agent and (ii) at the Agent’s request, ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend acceptable to the Agent indicating the Agent’s security interest in such Tangible Chattel Paper.

(k) Execute and deliver all agreements, assignments, instruments or other documents as the Agent shall reasonably request for the purpose of obtaining and maintaining control within the meaning of the UCC with respect to any Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.

(l) If any Collateral with a value in excess of $500,000 is at any time in the possession or control of a warehouseman or bailee of Debtor, Debtor shall notify the Agent of such possession or control, and if requested by the Agent (i) notify such Person of the Agent’s security interest in such Collateral, (ii) instruct such Person to hold all such Collateral for the Agent’s account and subject to the Agent’s instructions and (iiii) use commercially reasonable efforts to obtain an acknowledgment from such Person that it is holding such Collateral for the benefit of the Agent.

4.
Collection of Receivables. Unless otherwise directed by the Agent after the occurrence and during the continuance of an Event of Default under the Investment Agreement, Debtor shall collect all of Debtor's acceptances, Accounts, Chattel Paper, Electronic Chattel Paper, contract rights, Documents, drafts Financial Assets, General Intangibles, Investment Property, Security Entitlements, Securities, Letter of Credit Rights, Proceeds of letters of credit, Supporting Obligations, Payment Intangibles, income and all other tax refunds, Instruments, negotiable documents and notes (individually, "Receivable" and, collectively, "Receivables"), and, after an Event of Default, whenever Debtor shall receive payment of any Receivable, Debtor shall hold such payment in trust for Agent for the benefit of Lenders and shall forthwith deliver the same to Agent for the benefit of Lenders in the form received by Debtor without commingling with any funds belonging to Debtor. After the occurrence of an Event of Default, Debtor authorizes Agent to endorse the name of Debtor upon any checks or other items received in payment of any Receivable and to do any and all things necessary in order to reduce the same to money. All amounts received by Agent for the benefit of Lenders representing payment of Receivables may be applied by Agent for the benefit of Lenders to the payment of the Secured Obligations in such order or preference as Lenders may determine, or Agent may, at its option, impound all or any portion of such amounts and retain said amounts for the benefit of Lenders as security for the payment of the Secured Obligations, with the right on the part of Debtor, upon approval by Lenders, to obtain the release of all or part of such impounded amounts. Agent may, however, at any time, apply all or any part of such impounded amounts as aforesaid. Debtor also authorizes Agent for the benefit of Lenders at any time, after the occurrence of an Event of Default, without notice, to appropriate and apply any balances, credits, deposits, accounts or money of Debtor in Lenders' possession, custody or control to the payment of any of the Secured Obligations. If any of Debtor's Receivables arise out of contracts with or orders from the United States or any State or any department, agency or instrumentality thereof, Debtor shall immediately notify Agent thereof in writing and shall execute any instrument and take any steps required by Agent in order that all money due and to become due under such contract or order shall be assigned to Agent for the benefit of Lenders and due notice thereof given to the appropriate governmental agency. Debtor agrees to execute, deliver, file and record all such notices, affidavits, assignments, financing statements and other instruments as shall in the judgment of Lenders be necessary or desirable to evidence, validate and perfect the security interest of Agent for the benefit of Lenders in the Receivables. After the occurrence of an Event of Default, Agent shall have the right to notify any persons or entities owning any Receivables and to demand and receive payment, but Agent shall have no duty so to do. Upon request of Agent at any time, after the occurrence of an Event of Default, Debtor shall notify such account debtors and shall indicate on all invoices to such account debtors that the accounts are payable to Agent for the benefit of Lender.

5.
Insurance. Debtor shall have and maintain insurance at all times with respect to all Equipment, Inventory and other tangible real and personal property (i) insuring against risks of fire (including so-called extended coverage), explosion, theft sprinkler leakage and such other casualties as Agent may designate, and (ii) insuring against liability for personal injury and property damage relating to the Equipment and Inventory of the Debtor, containing such terms, in such form, for such periods and written by such companies as required by the Investment Agreement. Notwithstanding any provision of this Agreement or any note or guaranty secured hereby to the contrary, such policy or policies of insurance shall contain a mortgagee, lender loss payee, union, standard or New York clause, in each case as required by the Intercreditor Agreement. All policies of insurance shall provide for thirty (30) days' written minimum cancellation notice to Agent, and, at request of Agent, shall be delivered to and held by it. Agent may act as attorney for Debtor in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts. In the event of failure to provide insurance as herein provided, Agent may, at its option, provide such insurance and Debtor shall pay to Agent, for the benefit of Lenders, upon demand, the cost thereof. Should Debtor fail to pay said sum to Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the highest rate set forth in any document or instrument evidencing any of the Secured Obligations.

6.
Inspection. Debtor shall at all times keep accurate and complete records of the Receivables and Debtor shall, at all reasonable times and from time to time, allow Agent, by or though any of its officers, agents, attorneys or accountants, to examine, inspect and make extracts from Debtor's books and records and, after the occurrence of an Event of Default, to arrange for verification of the Receivables directly with account debtors or by other methods and to examine and inspect the Collateral wherever located. Debtor shall perform, do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as Agent may require to more completely vest in and assure to Agent and Lenders their rights hereunder and in or to the Collateral.

7.	Preservation and Disposition of Collateral.

(a) Debtor shall keep the Collateral free from any and all Liens, security interests encumbrances, claims and interests (other than Liens arising under the Senior Transaction Documents or Liens otherwise permitted by the Investment Agreement). Debtor shall advise Agent promptly, in writing and in reasonable detail, (i) of any material encumbrance upon or claim asserted against any of the Collateral; (ii) of any material change in the composition of the Collateral; (iii) of any change in location of the Collateral; and (iv) of the occurrence of any other event that would have a material effect upon the aggregate value of the Collateral or upon the security interest Lenders.

(b) Except for the sale of Inventory in the ordinary course of business, Debtor shall not sell or otherwise dispose of the Collateral; provided, however, that until default, Debtor may use the Equipment and Inventory in any lawful manner not inconsistent with this Agreement or with the terms or conditions of any policy of insurance thereon.

(c) Debtor shall keep the Collateral in good condition and shall not misuse, abuse, secrete, waste or destroy any of the same, but only to the extent that such action would have a material adverse effect on the Collateral.

(d) Debtor shall not use the Collateral in violation of any statute, ordinance regulation, rule, decree or order.

(e) Debtor shall pay promptly when due all taxes, assessments, charges or levies upon the Collateral or in respect to the income or profits therefrom, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings; (ii) such proceedings do not involve any danger of sale, forfeiture or loss of any Collateral or any interest therein; and (iii) such charge is adequately reserved against in accordance with generally accepted accounting principles.

(f) At its option, Agent may, for the benefit of Lenders, discharge taxes, liens security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance and preservation of the Collateral. Debtor agrees to reimburse Agent upon demand for any payment made or any expense incurred (including reasonable attorneys' fees) by Agent pursuant to the foregoing authorization. Should Debtor fail to pay said sum to Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the highest rate set forth in any document or instrument evidencing any of the Secured Obligations.

(g) Upon Agent's request at any time or times, Debtor shall assign and deliver to Agent, for the benefit of Lenders, any collateral and shall furnish to Agent additional collateral of value and character satisfactory to Lenders as security for the Secured Obligations.

8.
Extensions and Compromises. With respect to any Collateral held by Agent, for the benefit of Lenders, as security for the Secured Obligations, Debtor assents to all extensions or postponements of the time of payment thereof or any other indulgence in connection therewith, to each substitution exchange or release of Collateral, to the addition or release of any party primarily or secondarily liable, to the acceptance of partial payments thereon and to the settlement, compromise or adjustment thereof, all in such manner and at such time or times as Lenders may deem advisable. Neither Agent nor Lenders shall have any duty as to the collection or protection of Collateral or any income therefrom, nor as to the preservation of rights against prior parties, nor as to the preservation of any right pertaining thereto, beyond the safe custody of Collateral in the possession of Agent or Lenders.

9.
Perfection of Security Interests; Financing Statements. At the request of Agent, (a) Debtor shall execute and deliver to the Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Agent may reasonably request) and do all such other things as the Agent may reasonably deem necessary or appropriate (i) to assure to the Agent the effectiveness and priority of its security interests hereunder, including (A) such instruments as the Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) such other instruments as the Agent may from time to time reasonably request for filing with the United States Patent and Trademark office with respect to patents, trademarks, copyright of the Debtor and applications therefore. To that end, Debtor authorizes the Agent to file one or more financing statements (which may describe the collateral as "all assets" or "all personal property") disclosing the Agent’s security interest in any or all of the Collateral of the Debtor without Debtor's signature thereon.

10.
Agent's Appointment as Attorney-in-Fact. Debtor hereby irrevocably constitutes and appoints Agent and any officer or agent thereof, with full power of substitution, as Debtor's true and lawful attorney-in-fact with full irrevocable power and authority, after the occurrence and during continuance of an Event of Default, in the place and stead of Debtor and in the name of Debtor or in Agent's own name, from time to time in Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby grants to Agent, for the benefit of Lenders, the power and right, on behalf of Debtor without notice to or assent by Debtor:

(a) To execute, file and record all such financing statements, certificates of title and other certificates of registration and operation and similar documents and instruments including, but not limited to, those relating to aircraft or marine vessels, as Agent may deem necessary or desirable to protect, perfect and validate the security interest of Agent therein.

(b) Upon the occurrence and continuance of any Event of Default, (i) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments verifications and notices in connection with accounts and other documents relating to the Collateral; (ii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (iii) to defend any suit, action or proceeding brought against Debtor with respect to any Collateral; (iv) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Lenders may deem appropriate; and (v) generally, to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lenders were the absolute owner thereof for all purposes and to do, at Agent's option and Debtor's expense, at any time or from time to time, all acts and things which Lenders deem necessary to protect, preserve or realize upon the Collateral and Agent's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as Debtor might do.

Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. The powers conferred upon Agent hereunder are solely to protect the Lenders' interests in the Collateral and shall not impose any duty upon Agent or Lenders to exercise any such powers. Agent and Lenders shall be accountable only for amounts that Agent or Lenders actually receive as a result of the exercise of such powers and neither Agent, any Lenders nor any of their respective officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act, except for Agent's or Lenders' own gross negligence or willful misconduct.

11.	Default. If any Event of Default shall occur and be continuing:

(a) Agent may, at its option and without notice, declare the unpaid balance of any or all of the Secured Obligations immediately due and payable and this Agreement and any or all of the Secured Obligations in default.

(b) All payments received by Debtor under or in connection with any of the Collateral shall be held by Debtor in trust for Agent, shall be segregated from other funds of Debtor and shall forthwith upon receipt by Debtor be turned over to Agent in the same form as received by Debtor (duly endorsed by Debtor to Agent, if required). Any and all such payments so received by Agent (whether from Debtor or otherwise) may, in the sole discretion of Lenders, be held by Lenders as collateral security for, and/or then or at any time thereafter be applied in whole or in part by Lenders against, all or any part the Secured Obligations in such order as Lenders may elect. Any balance of such payments held by Agent or Lenders and remaining after payment in full of all the Secured Obligations shall be paid over to Debtor or to whomsoever may be lawfully entitled to receive the same. Nothing set forth in this subparagraph (b) shall authorize or be construed to authorize Debtor to sell or otherwise dispose of any Collateral without the prior written consent of Lender.

(c) Agent shall have the rights and remedies of a secured party under this Agreement, under any other instrument or agreement securing, evidencing relating to the Secured Obligations and under the law of the State of New York. Without limiting the generality of the foregoing, Agent shall have the right to take possession of the Collateral and all books and records relating to the Collateral and for that purpose Agent may enter upon, in accordance with law, any premises on which the Collateral or books and records relating to the Collateral or any part thereof may be situated and remove the same therefrom. Debtor expressly agrees that Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notices specified below of time and place of public sale or disposition or time after which a private sale or disposition is to occur) to or upon Debtor or any other person or entity (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any of the offices of any of Lenders or elsewhere at such prices as Lenders may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lenders shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Debtor. Debtor further agrees, at Agent's request, to assemble the Collateral and to make it available to Agent at such places as Agent may reasonably select whether at Debtor's premises or elsewhere. Debtor further agrees to allow Agent to use or occupy Debtor's premises, without charge, for the purpose of effecting Agent's remedies in respect of the Collateral. Lenders shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any or all of the Collateral or in any way relating to the rights of Agent hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Secured Obligations, in such order as Lenders may elect, and only after so paying over such net proceeds and after the payment by Lenders of any other amount required by any provision of law, including Indiana Code §26-1-9.1-615(a), need Agent or Lenders account for the surplus if any to Debtor. To the extent permitted by applicable law, Debtor waives all claims, damages and demands against Agent and Lenders arising out of the repossession, retention, sale or disposition of the Collateral and waives relief from valuation and appraisement laws. Debtor agrees that Agent need not give more than ten (10) days' notice (which notification shall be deemed given when mailed, postage prepaid, addressed to Debtor at Debtor's address set forth at the beginning of this Agreement, or when telecopied or telegraphed to that address or when telephoned or otherwise communicated orally to Debtor or any agent of Debtor at that address) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lenders are entitled. Debtor shall also be liable for the costs of collecting any of the Secured Obligations otherwise enforcing the term thereof or of this Agreement including reasonable attorneys' fees.

12.
Rights of Lenders; Collateral, Payments and Proceeds of Collateral. During the term of the Loans and until all Secured Obligations of Debtor to Lenders have been fully performed and paid in full, and so long as any commitment of the Lenders is outstanding, without limiting any other right power or remedy of Lenders or Agent, if any Lenders (a "Benefitted Lender") shall at any time receive any payment (other than regularly scheduled payments of principal and interest prior to any Event of Default) of all or any part of the Loans, or interest thereon, or receive any Collateral in respect thereof (whether by setoff or otherwise) in a greater proportion than its pro rata share, such Benefitted Lender shall purchase for cash from the other Lenders such portions of the other Lenders' Notes, or shall provide such other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause the Benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with the other Lenders; provided however, that if all or any portion of such excess payment or benefits is thereafter recovered from the Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. Debtor agrees that, to the extent that Debtor makes a payment or payments to the Agent or any Lender, or the Agent or any Lender receives any proceeds of Collateral, which payment or payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Debtor, its estate, trustee, receiver or any other party, including, without limitation, any guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Secured Obligations or the part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred and shall be secured by the Collateral.

13.
General. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Neither Agent nor Lenders shall be deemed to have waived any of their rights hereunder or under any other agreement instrument or paper signed by Debtor unless such waiver be in writing and signed by Agent and Lender. No delay or omission on the part of Agent or Lenders exercising any right shall operate as a waiver of such right or any other right. All of Agent's and Lenders' rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently. Any written demand upon or written notice to Debtor shall be effective when deposited in the mails addressed to Debtor at the address shown at the beginning of this Agreement. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the law of the State of New York. The provisions hereof shall, as the case may require, bind or inure to the benefit of, the respective heirs, successors, legal representatives and assigns of Debtor, Agent and Lenders.

14.
Authority of Agent. Debtor acknowledges that notwithstanding any provision of this Agreement to the contrary Agent may act on behalf of Lenders and may enforce on behalf of all Lenders any right, remedy or power granted Lenders under this Agreement. Debtor hereby waives any defense based on lack of authority of the Agent.

15.	Notices. Any notices required hereby shall be given as provided in Section 10.09 of the Investment Agreement.

16.
Counterparts. This Agreement may be executed in two or more counterparts and when so executed each counterpart shall constitute an original of this Agreement which taken together shall be one and the same agreement.

17.
Control Collateral Held by Control Agent. Notwithstanding any provision to the contrary herein, any Collateral that constitutes Control Collateral (as defined in the Intercreditor Agreement) that is held by the Agent hereunder shall be deemed to be held by the Control Agent (as defined in the Intercreditor Agreement) in accordance with the Intercreditor Agreement.

18.
Intercreditor Provision. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder are subject to the provisions of the Intercreditor Agreement, as the same may be amended, supplemented, modified or replaced from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Security Agreement, the terms of the Intercreditor Agreement shall govern.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

DEBTOR:

GFN NORTH AMERICA CORP.

By:	/s/ John O. Johnson
Name:	John O. Johnson
Title:	Chief Operating Officer

AGENT:

LAMINAR DIRECT CAPITAL, L.L.C.
in its capacity as Collateral Agent

By:	/s/ Robert T. Ladd
Name:	Robert T. Ladd
Title:	Authorized Secretary

Schedule 1

Commercial Tort Claims

NONE

Schedule 2

Executive Office

GFN North America Corp.
39 East Union Street
Pasadena, California 91103